UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2016, PulteGroup, Inc. (the “Company”) issued a press release announcing that Messrs. John Peshkin, Josh Gotbaum and Scott Powers were appointed to the Company’s Board of Directors (the “Board”) effective as of July 20, 2016.

Messrs. Peshkin and Gotbaum will serve on the Board’s Finance and Investment Committee, CEO Search Committee and the Audit Committee. Mr. Powers will serve on the Board’s Compensation and Management Development Committee and Nominating and Governance Committee.

Each of Messrs. Peshkin, Gotbaum and Powers will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors described under the heading “2015 Director Compensation” in the Company’s proxy statement for the 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 4, 2016.

There are no transactions involving Messrs. Peshkin, Gotbaum and Powers requiring disclosure under Item 404(a) of Regulation S-K.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Additional disclosure regarding Messrs. Peshkin’s, Gotbaum’s and Powers’ appointment is provided in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed on the date hereof.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued by PulteGroup, Inc. on July 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	July 21, 2016	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary